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                                                                     EXHIBIT 5.1

                              October 26, 2001

3TEC Energy Corporation
700 Milam Street
Suite 1100
Houston, Tx 77002

Dear Ladies and Gentlemen:

     We have acted as counsel to 3TEC Energy Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 1,500,000 shares of Common Stock, $.02 par value, which may be issued pursuant to the Company's 2001 Stock Option Plan and the Company's 2000 Non-Employee Directors' Stock Option Plan (collectively, the "Plans").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, issuance thereof by the Company in accordance with the terms of the Plans and the receipt of consideration therefor in accordance with the terms of the Plans, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ Hinkle Elkouri Law Firm L.L.C.
                              ----------------------------------
                              HINKLE ELKOURI LAW FIRM L.L.C.